UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2011

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 4, 2011, FMC Technologies, Inc. (the “Company”) announced the retirement of William H. Schumann, III, Executive Vice President and Chief Financial Officer, effective August 31, 2012. Mr. Schumann will step down as Chief Financial Officer on November 30, 2011, to focus on strategic activities for the Company.

Maryann T. Seaman, age 49 and current Vice President, Treasurer and Deputy Chief Financial Officer, will succeed Mr. Schumann as Senior Vice President and Chief Financial Officer, effective December 1, 2011. Ms. Seaman has been with the Company for over 25 years and was appointed to her current role in April 2010. Ms. Seaman has held a number of key and influential roles with the Company throughout her career, including Vice President of Administration, Director of Investor Relations and Corporate Development, as well as Group Controller for the Company’s former FoodTech and Airport Systems businesses.

Halet Murphy will replace Ms. Seaman as Treasurer, effective November 7, 2011. Mr. Murphy most recently was Vice President and Treasurer of Hawker Beechcraft.

A copy of the news release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibit:

99.1	News Release issued by FMC Technologies, Inc. dated November 4, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/s/ Jeffrey W. Carr
Jeffrey W. Carr
Senior Vice President, General Counsel and Secretary

Date: November 4, 2011

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